Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERPUBLIC WILL BRING TOGETHER FCB AND DRAFT UNITS

New Organization Will Deliver Full Range of Creative,
Integrated and Accountable Marketing Programs

Howard Draft to Lead Combined Operations

New York, NY (June 1, 2006) – The Interpublic Group (NYSE: IPG) announced today that it will bring its Draft and FCB units together to create a global integrated marketing organization with a single management team and P&L. Draft FCB Group, the new entity that will emerge, represents a communications model designed to address the needs of clients in today’s dynamic, consumer-driven marketing environment.

“Clients are increasingly looking to us to deliver more personalized, creative and accountable communications programs, with best-in-class capabilities across the marketing spectrum,” said Michael I. Roth, Interpublic’s Chairman and CEO. “Steve Blamer and Howard Draft each came forward to propose linking these two strong companies with highly complementary capabilities. We carefully considered the potential of a combination and believe that the resulting organization will be highly responsive to the new realities that are transforming the consumer and media landscape. There is still a great deal of work to be done by the full leadership teams of both companies to develop a comprehensive plan and definitive timeline for integration. We are, however, all of one mind – the resulting agency will be uniquely positioned to deliver marketing programs that connect with consumers through powerful creative ideas that drive measurable ROI.”

“We’re confident that Howard and the management team he assembles can create a world-class organization,” adds Mr. Roth. “During his time at FCB, Steve has streamlined the FCB operation and put the company on firm ground. He has also made great strides in moving the company to a more holistic and contemporary offering.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Having helped turbo-charge this process by means of a combination with Draft, he has decided to move on to other challenges. We appreciate Steve’s leadership and the selfless role he played in making a great strategic idea into a reality.”

Effective immediately, Howard Draft, 52, has been named Chairman and CEO of the joint Draft and FCB operations. After a transitional period, Steve Blamer, 50, will be leaving FCB and Interpublic. FCB’s Jonathan Harries, 53, has been named Worldwide Chief Creative Officer for the new company.

Integration teams are being formed with equal representation from both companies to develop plans for integrating key areas such as geographic market alignment, professional competencies and capabilities (business development, creative services, research, strategic planning, media), human resources and communications, as well as finance and operations. These teams will report to an Integration Committee led by Draft’s Laurence Boschetto and Mr. Harries. It is expected that the work of the Integration Committee will be completed in approximately 90 days, at which time the new agency’s organizational and management structure will be announced. Full implementation of the merger will begin at that point and last for six to twelve months. As with any merger, the company expects that there will be certain related costs. Although this is not a cost-driven combination, the integration teams will also be examining potential cost savings.

The Integration Committee will report to Mr. Draft and meet regularly with a Transition Board made up of Mr. Draft and Interpublic’s EVP, CFO Frank Mergenthaler and its EVP, Strategy, Philippe Krakowsky. Independent or separately-branded units currently grouped with either FCB or Draft, which include FCBi, Marketing Drive, R/GA and Zipatoni will continue to operate independently, serving their existing client rosters and collaborating across Interpublic.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

“Bringing together FCB and Draft, two strong and highly complementary organizations, positions us perfectly to address evolving client demand,” said Mr. Draft. “Unlike other models, in which one discipline dominates, our approach has the revolutionary potential of being grounded in creativity, fueled by insights into consumer behavior. This strategy – and the joint contributions of Draft and FCB to developing it – will be the cornerstone of our new company."

“In making this recommendation to Michael several months ago, I firmly believed that this merger would give FCB the shot in the arm the agency needs to reach new heights,” said Mr. Blamer. “It’s about creating a powerful offering that will allow clients to get precisely the resources they want.”

Post-integration, the new organization will have a pioneering go-to-market strategy; at the same time, it will maintain the core competencies that existing clients chose in making the decision to work with Draft or FCB. Clients satisfied with their current relationships with either brand will, of course, have the option of not engaging the new combined offering. Despite the flexibility that the new organization will provide clients and the extended period before full integration, the possibility of certain client conflicts cannot be ruled out. The management of both agencies has and will continue to communicate regularly with all clients as it relates to the benefits of the merger.

FCB brings excellence in the critical areas of branding, creative, digital and media planning and particular strength in India and Brazil, two key growth markets. Draft is known for its outstanding work in behavioral strategic development and the creation of profitable customer experiences through data and CRM, retail and promotions, accountability and ROI discipline. The merged company will offer services in brand advertising development, CRM, interactive marketing, promotions, retail, healthcare (professional, DTC and OTC), as well as media capabilities in direct TV, interactive and mass communications.

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Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Draft, Foote Cone & Belding Worldwide, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, MAGNA Global, McCann Erickson, Momentum, MRM, Octagon, Universal McCann and Weber Shandwick. Leading domestic brands include Campbell-Ewald, Carmichael Lynch, Deutsch, Hill Holliday, Mullen and The Martin Agency.

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Contact Information

Philippe Krakowsky (212) 704-1328	Jerry Leshne (Analysts, Investors) (212) 704-1439

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our 2005 Annual Report on Form 10-K under Item 1A, Risk Factors. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	risks arising from material weaknesses in our internal control over financial reporting, including material weaknesses in our control environment;
•	potential adverse effects to our financial condition, results of operations or prospects as a result of our restatements of financial statements;
•	our ability to satisfy covenants under our credit facilities;
•	our ability to satisfy certain reporting covenants under our indentures;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates;
•	potential adverse effects if we are required to recognize additional impairment charges or other adverse accounting-related developments;
•	potential adverse developments in connection with the ongoing SEC investigation;
•	potential downgrades in the credit ratings of our securities;
•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates and currency exchange rates; and
•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail in our 2005 Annual Report on Form 10-K under Item 1A, Risk Factors.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax